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           STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE--GROSS
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1.  Basic Provisions ("Basic Provisions").

    1.1 Parties: This Lease ("Lease"), dated for reference purposes only, August 1, 1999, is made by and between George Anagnostou ("Lessor") and Liquid Audio, Inc. ("Lessee")(collectively the "Parties," or individually a "Party").

    1.1(a) Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 2317 Broadway , with zip code 94063 , as outlined on Exhibit A attached hereto ("Premises"). The "Building" is that
                    -
certain building containing the A multi-tenant Premises and generally described as (describe briefly office building. the nature of the Building):
A multi-tenant office building. Lessee's premises consists of approximately 19,939 Sq Ft of "net Rentable" space including 12% prorata share of common area. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building the Common Areas, the land upon with they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

    1.2(b) Parking: Public Parking Only unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and No reserved vehicle parking spaces ("Reserved Parking Spaces"), (Also see Paragraph 2.6.)

    1.3 Term: Three years and -0- months ("Original Term") commencing September 1, 1999 ("Commencement Date") and ending August 31, 2002 ("Expiration Date"). (Also see Paragraph 3.)

    1.4  Early Possession: N/A ("Early Possession Date"). (Also see Paragraphs
3.2 and 3.3.)

    1.5 Base Rent: $ 54,832.00 per month "Base Rent"), payable on the First day of each month commencing October 1, 1999 (Also see Paragraph 4.) * October 1999 rent shall be prorated for office space completion (carpet) in September 1999.

[ ] If this box is checked, this Lease provides for the Base Rent to be adjusted per Exhibit C, attached hereto. (opt to extend)

    1.6(a) Base Rent Paid Upon Execution: $54,832 as Base Rent for the period September 1, 1999 - September 30, 1999.

    1.7  Security Deposit: 27,416.00 ("Security Deposit"). (Also see
Paragraph 5.)

    1.8 Permitted Use: Computer software development, production, sales, delivery and general office ("Permitted Use") (Also see Paragraph 5.)

    1.9.  Insuring Party. Lessor is the "Insuring Party." (Also see
Paragraph 8.)

    1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 9, and Exhibits A through C, all of which constitute a part of this Lease.

2.  Premises, Parking and Common Areas.

    2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

    2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense.

    2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants that any improvements (other than those constructed by Lessee on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4.)

    2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws") and the present and future suitability of the Premises for Lessee's intended Use; and
(c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

    2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.
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    2.7  Common Areas--Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors, invitees, including paring areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

    2.8 Common Areas--Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customer sand invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, upon reasonable notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

    2.9 Common Areas--Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management on the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by lessees of the Industrial Center.

    2.10 Common Areas--Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (d) To add additional buildings and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.  Term.

    3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

    3.2  Early Possession. If an Early Possession Date is specified in Paragraph
1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

    3.3 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Leas, or the obligations of the Lessee hereunder, or extend the term hereof, but in such case Lessee shall not , except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period. Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.  Rent.

    4.1 Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.
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5.  Security Deposit. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder o otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease,. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the Initial Security Deposit bears to the Initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.  Use.

    6.1  Permitted Use

         (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

          (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

    6.2  Hazardous Substances.

         (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean and product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises
(ii) regulated or monitored by any governmental authority for environmental purposes. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and
(iii) the presence in, on or about the Premises of a Hazardous substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

          (b) Duty to Inform Lessor. If Lessee knows that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through he plumbing or sanitary sewer system).

          (c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any lease of a Hazardous Substance brought onto the Premises by or for Lessee or by anyone under the Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created XXX and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Le from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

    6.3 Lessee's Compliance with Requirements. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau relating in any manner to Lessee's particular use of the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions caused by Lessee on, in, under or about the Premises, including soil and groundwater conditions, and
(iii) Lessee's use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure to comply with any Applicable Requirements.

    6.4 Inspection; Compliance with Law. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.  Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations

    7.1  Lessee's Obligations.

    7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code),
4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage and Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services described in this Lease. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

    7.3  Utility Installations, Trade Fixtures, Alterations.

         (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof, or changing or interfering with the fire sprinkler or fire detection systems and the cost thereof does not exceed $10,000.00.

         (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

         (c) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by an mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

    7.4  Ownership, Removal, Surrender, and Restoration.

         (a) Ownership. All Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

         (b) Removal. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

         (c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligations to repair and restore the Premises per this Lease.

8.  Insurance; Indemnity.

    8.2  Liability Insurance

         (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a policy of insurance protecting Lessee. Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damaged based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile file. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

         (b) Carried by Lessor. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

    8.3  Property Insurance-Building, Improvements and Rental Value.

         (a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Building. Such insurance shall be for full replacement cost, as the same shall exist from time to time. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or included in the Base Premium), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

         (b) Rental Value. Lessor may also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, Insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the even the lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

         (c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         (d) Lessee's Improvements. Since Lessor is the Insuring Party. Lessor shall not be required to insure Lessee- Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of the Lease.

    8.4  Lessee's Property Insurance. Subject to the requirements of
Paragraph 8.5. Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property. Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage. The proceeds from any such insurance may be used by the Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

    8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date. Certified copies of, or certificates evidencing the existence and amounts of, the insurance requited under Paragraph 8.2(a) and *.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies. Furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall b payable by Lessee to Lessor upon demand.

    8.6 Waiver of Subrogation. Notwithstanding anything in this lease to the contrary, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraphs 8.3 and 8.4. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

    8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties. Lessee shall indemnity, protect, defend and hold harmless, Lessor and its agents, Lessor's master of ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, cost, liens, judgements, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the neglect of Lessee, its agents, contractors, employees or invites, and out of any Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action proceeding involved therein, and whether or not (in the case of claims made against the Lessor) litigated and/ or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

    8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury of damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors invites, customers, or any other person in or about the Premises, whether such damage or injury is cause by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center, Notwithstanding Lessor's negligence or breach of this Lease. Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  Damage or Destruction.

    9.1  Definitions.

         (a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee- Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

         (b) "Premises Total Destruction" shall mean damage or destruction to the premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installation and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction is fifty percent (50%) or more of the them Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

         (c) "Insured Loss" shall mean damage or destruction to the Premises, other than Lessee-Owned Alteration and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

         (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction from depreciation.

         (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

    9.2 Premises Partial Damage-Insured Loss. If Premises Partial Damage that is an insured Loss occurs, then Lessor shall m at Lessor's expense, repair such damage *but not Lessee's Trade Fixtures or Lessee-Owned Alteration and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or same, or adequate assurance thereof, within said ten (10) day period, Lessor shall complete tem as soon as reasonably possible and this Lease shall remain in full force and effect. If lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

    9.3 Partial Damage-Uninsured Loss. If Premises Partial Damage that is not an Insured Loss occurs, Lessor may at Lessor's option, (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's intention to terminate this Lease, as of the date sixty (60) days following the date of such notice. In the even Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lease does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

    9.4 Total Destruction. Notwithstanding any other provision hereof, If Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether of not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee.

    9.5 Damage Near End of Term. If at any time during the last sic (6) months of the term of this Lease there is damage to the Premises for which the cost to repair exceeds one month's Base Rent, whether of not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, on or before the earlier of (i) the date which is ten (10) days after Lessee's duly exercises such option during such period, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. Of Lessee fails to exercise such option during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

    9.6  Abatement of Rent; Lessee's Remedies.

         (a) In the event of (I) Premises Partial Damage or (II) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition. Its repair, remediation or restoration continues, shall be abated on proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid all other obligation of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by rea-xxx

         (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

    9.8 Termination--Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

    9.9 Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statue to the extent it is inconsistent herewith.

10. Real Property Taxes.

    10.1 Payment of Taxes. Lessor shall pay the Teal Property Taxes, as defined in Paragraph 10.2 (a), applicable to the Industrial Center

    10.2  Real Property Tax Definitions.

          (a) As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Laws taking effect, during the term of this Lease including but not limited to a change in the ownership of the industrial Center or in the Improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

         (b) As used herein, the term "Base Real Property Taxes" shall be the amount of Real Property Taxes, which are assessed against the Premises, Building or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.


    10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

    10.5 Lessee's Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored with in the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations. Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributed to Lessee's property within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

12. Assignment and Subletting.

    12.1  Lessor's Consent Required.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

          (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

    12.2  Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

           (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

           (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their xxxxx and such action shall not relieve such persons from liability under this Lease or the sublease.

          (d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible fore the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lease agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, convenient, condition and obligation herein to be observed or perxxxx by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment xx sublease to which Lessor has specifically consented in writing.

    12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublessee. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have not right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

          (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d) No subleasee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

13. Default; Breach; Remedies.

    13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for a legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

          (a) The abandonment of the Premises.

          (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Lessor to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such sure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events; (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statue thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

          (f) The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was intentionally materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

    13.2 Remedies. If Lessee Fails to perform any affirmative duty or obligation of Lessee under this Lease, with the time set forth above after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor, in such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (III) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent(1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located

          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

    13.3 Inducement Recapture in Event of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lease, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

    13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercise any of the other rights and remedies granted hereunder.

    13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas, is taken by condemnation, Lessee may, at Lessee's option to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and affect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat to the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall repair any damage to the Premises caused by such condemnation authority.


16. Tenancy and Financial Statements.

    16.1  Tenancy Statement. Each Party (as "Responding Party") shall within ten
(10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar tot he then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

    16.2 Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such publicly available financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3 upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest of Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and to other prior or contemporaneous agreement or understanding shall be effective.

23. Notices.

    23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

    23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given three (3) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given one (1) business day after delivery of the same to the United States Postal Service or courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof be Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent of similar act by Lessee, or be construed as the bases of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to 125% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

    30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

    30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not; (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership except continuing defaults, (ii) be subject to any offsets which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

    30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

    30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, Attornment and/or non-disturbance agreement as is provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgement, or the abandonment by the other Party or Broker f its claim or defense. The attorneys fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lender, or lessees (during the last 90 days of the term only) and making such alterations, Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessor shall, install (but not on the roof) such signs as are reasonably required by Lessee to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents.

          (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach; except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specifically herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. Guarantor.

    37.1 Form of Guaranty. If there are to be any Guarantors of this Lease per Paragraph 1.11 the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this lease, including but not limited to the obligation to provide the Tenancy Statement and information required in Paragraph 16.

    37.2 Additional Obligations of Guarantor. It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give; (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's art to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39. Options.

    39.1 Definition. As used in this Lease, the work "Option" has the following meaning; (a) the right to extend the term of this Lease; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises;
(c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises.

    39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

    39.4  Effect of Default on Options.

          (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4 (a)

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option. If after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after Lessor gives notice thereof to Lessee), or (iii) if Lessee commits a Breach of this Lease.

40. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joiner of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to Institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, such party represents that each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any Conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not by deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in Connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:____________________      Executed at:_______________________
on:_____________________________      on:________________________________


By LESSOR:                            By LESSEE:
                                      Liquid Audio, Inc
--------------------------------      -----------------------------------
  /s/ George Anagnostai
--------------------------------      -----------------------------------
By:  George Anagnostai                By:    /s/ Gary Iwatani
    ----------------------------          -------------------------------
Name Printed:___________________      Name Printed:    Gary Iwatani
                                                    ---------------------
Title:__________________________      Title:_____________________________

By:_____________________________      By: _______________________________

Name Printed:___________________      Name Printed: _____________________

Title:__________________________      Title:_____________________________

Address:________________________      Address:___________________________
________________________________      ___________________________________

Telephone: (   )________________      Telephone: (    )__________________

Facsimile: (   )________________      Facsimile: (    )__________________


BROKER:                               BROKER:

Executed at:____________________      Executed at:_______________________

on:_____________________________      on:________________________________

By:_____________________________       By: ______________________________

Name Printed:___________________      Name Printed: _____________________

Title:__________________________      Title:_____________________________

Address:________________________      Address:___________________________
________________________________      ___________________________________

Telephone: (   )________________      Telephone: (   )___________________

Facsimile: (   )________________      Facsimile: (   )____________________

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071, (213) 687-8777.

9. Right To Terminate: Lessee shall have the right to terminate the tenancy on the following terms:

       Timing: Effective the first day of the 25th month of the first 3-year term of this lease.

       Notice: Give Lessor no less than three (3)months advance notice in writing.

       Default: Not be in material default under the terms of the lease at the time lessee gives lessor such notice.

       Replacement:   Lessor must be able to secure a replacement tenant for no
       less than the remaining term of the lease at a rate of not less than that being paid by lessee.

       In the event Lessor is not able to locate a replacement tenant as outlined herein, Lessee understands that the lease agreement shall remain in full force and effect for the remainder of the initial 3-year term of the lease and the early termination date shall not apply.

  Lessor: George Anagnostou

                         /S/ George Anagnostou        Date:  8-27-99
                         ---------------------               ---------------


  Lessee: Liquid Audio, Inc

                         /S/ XXX                      Date:  9/2/99
                         ---------------------               ---------------

  By:    /S/ XXX
  Its:   CFO

FIRST LEASE ADDENDUM to the Standard Industrial/Commercial Multi-Tenant Lease-Gross, dated August 1, 1999, by and between, Liquid Audio, Inc, Lessee, and George Anagnostou, Lessor for the located at and a part of the premises known as 2317 Broadway, Redwood City, California.

In the event of conflict between this Addendum and the Lease Agreement, this Addendum shall prevail.

2. Utilities: Lessor shall provide at the lessor's sole cost heating, ventilation, air conditioning and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballast's for standard overhead fixtures. Lessee shall be responsible for all costs related to the installation, maintenance and service of telephone and computer lines.
3. Trash and Janitorial Services: It is understood that Lessor shall be responsible for janitorial service, including window washing which shall be done as often as necessary to maintain a clean and neat appearance, and for trash removal from the premises.
4. Broker Acknowledgment: It is hereby acknowledged that John Anagnostou, a principal of the property being leased, is a Licensed California Real Estate Broker but is not acting in a brokerage capacity in this lease agreement.
5. Exhibit A: Exhibit A, attached hereto and made a part hereof represents the building layout and the space subject to this lease agreement. Consists of pages A-1 through A-3.
6. Exhibit B: Exhibit B, attached hereto and made a part hereof represents the calculations of the premises net rentable space. All dimensions are approximate.
7. Delay in Commencement: In the event of delay in commencement, all dates shall be rid Ousted from the commencement date to reflect a 3-year initial lease term.
8. First Right of Refusal To Lease: In the event of space in the building being available during the term of this lease, Lessor shall give Lessee the first right to add this space to Lessee's space at the then current rate and terms per square foot for the existing premises. Lessor shall notify Lessee in writing of availability no earlier than 60-days prior to the availability. Lessee shall have 15-days within which to notify Lessor that it will add the space to its then existing lease space. The timing of the addition of said space shall be at Lessee's option, but shall be no Inter than 60-days from the date of notification by Lessee to Lessor. Failure of Lessee to notify Lessor that it will accept the space will be construed to be notification that Lessee does not intend to lease the space and that Lessor will be allowed, without further obligation to Lessee regarding that particular space, to enter into a lease with another party.

Lessor ___________                                Lessee __________

                              OPTION(S) TO EXTEND
                                  ADDENDUM TO
                                 STANDARD LEASE
                                   Exhibit C

          Dated August 1, 1999

          By and Between (Lessor)___________________________________

                         (Lessee)  Liquid Audio, Inc


          Property Address: 2317 Broadway, Redwood City, Common Area
Paragraph

A.   OPTION(S) TO EXTEND:

     Lessor hereby grants to Lessee the option to extend the term of this Lease for -1- additional -36- month period(s) commencing, when the prior term expires
    ---            ----
upon each and all of the following terms and conditions:

  (i) Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the option period would commence (if exercised) by at least - 3 - and not more than - 6 - months, a written notice of the exercise of
      -----                   -----
the option(s) to extend this Lease for said additional term(s), time being of essence. If said notification of the exercise of said option(s) is (are) not so given and received, the option(s) shall automatically expire; said option(s) may (if more than one) only be exercised consecutively;

  (ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 3g.4 of this Lease are conditions of this Option;

  (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

  (iv) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to .be Used and Fill in Appropriately)

[x]      I.  Cost of Living Adjustment(s) (COL)

         (a) On (Fill in COL Adjustment Date(s): August 1, 2002 the monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer. Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): [ ] CPI W (Urban Wage Earners and Clerical Workers) or [ ] CPI U (All Urban Consumers), for (Fill in Urban Area): San Francisco-Oakland-San Jose, All Items (1982-1984 = 100), herein referred to as "CRI."

         (b) The monthly rent payable in accordance with paragraph Al(a) of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month 2 (two) months prior to the month(s) specified in paragraph Al(a) above during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. of the calendar month which is two (2) months prior to (select one) [x] the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or [ ] (Fill in Other "Base Month"):________.The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment Notice: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         (c) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department, or bureau or agency or shall be discontinued, then the index most nearly the same as the C.R.l, shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

[ ]      II.  Market Rental Value Adjustment(s)(MRV)

         (a) On (Fill in MRV Adjustment Date(s):________________________________
________________________________________________________________________________
the monthly rent Payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted to the "Market Rental Value" of the property as follows:

             1) Four months prior to the Market Rental Value (MRV) Adjustment Date(s) described above, Lessor and Lessee shall meet to establish an agreed upon new MRV for the specified term. If agreement cannot be reached, then:

Initials: ___________                                      Initials:___________
          ___________                                               ___________


                               OPTION(S) TO EXTEND

          i) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the parties, or

          ii) Both Lessor and Lessee shall each immediately select and pay the appraiser or broker of their choice to establish a MRV within the next 30 days. If, for any reason, either one of the appraisals is not completed within the next 30 days, as stipulated, then the. appraisal that is completed at that time shall automatically become the new MRV, If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third mutually acceptable appraiser/broker to establish a third MRV within the next 30 days. The average of the two appraisals closest in value shall then become the new MRV. The costs of the third appraisal will be split equally between the parties.

          2) In any event, the new MRV shall not be less than the rent payable for the month immediately preceding the date for rent adjustment.

      (b) Upon the establishment of each New Market Rental Value as described in paragraph All:

          1) the monthly rental sum so calculated for each term as specified in paragraph All(a) will become the new "Base Rent" for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph Al(a) above and

          2) the first: month of each Market Rental Value term as specified in paragraph All(a) shall become the new "Base Month" for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph Al(b).

[ ] III.  Fixed Rental Adjustment(s) (FRA)

The monthly rent payable under paragraph 1.5 ("Base Rent") of the attached Lease shall be increased to the following amounts on the dates set forth below:

    On (Fill in FRA Adjustment Date(s):  The New Base Rental shall be:
    _________________________________     $___________________________
    _________________________________     $___________________________
    _________________________________     $___________________________
    _________________________________     $___________________________

B. NOTICE: Unless specified otherwise herein, notice of any escalations other than Fixed Rental Adjustments shall be made as specified in paragraph 23 of the attached Lease.

C.  BROKER'S FEE:

    The Real Estate Brokers specified in paragraph 1.10 of the attached Lease shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the attached Lease.


Initials:_____________                                   Initials:__________
         _____________                                            __________


                             OPTION(S) TO EXTEND

                    SECOND ADDENDUM TO STANDARD INDUSTRIAL/
                     COMMERCIAL MULTI-TENANT LEASE - GROSS
                     -------------------------------------

     THIS SECOND ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS (this "Addendum") is made by and between George Anagnostou ("Lessor") and Liquid Audio, Inc. ("Lessee") to be a part of that certain lease (the "Lease") of even date herewith between Lessor and Lessee concerning premises located at 2317 Broadway, Redwood City, California (the "Premises"). All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. Lessor and Lessee agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

     1.     Term. The Lease shall commence (the "Commencement Date") on the
            ----
later of (a) September 1, 1999; or (b) the date by which all of the following have occurred: (i) Lessor has delivered legal possession of the Premises to Lessee; and (ii) Lessor has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for Lessee's intended use. If the Commencement Date has not occurred for any reason whatsoever on or before October 1, 1999, then, in addition to Lessee's other rights or remedies, Lessee may terminate the Lease by written notice to Lessor, whereupon any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee or, at Lessee's election, the date Lessee is otherwise obliged to commence payment of rent shall be delayed by one day after the Commencement Date for each day that the Commencement Date is delayed beyond October 1, 1999.

     2.     Hazardous Substances. To the best knowledge of Lessor, (a) no
            --------------------
Hazardous Substances are present on the Industrial Center or the soil, surface water or groundwater thereof, (b) no underground storage tanks or asbestos containing building materials are present on the Industrial Center, and (c) no action, proceeding, or claim is pending or threatened involving the Industrial Center concerning any Hazardous Substances or pursuant to any Applicable Laws or Requirements. Under no circumstance shall Lessee be liable for or indemnify Lessor from, and Lessor shall indemnify, defend and hold harmless Lessee, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substance present at any time on or about the Industrial Center, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Applicable Laws or Requirements, relating to any such Hazardous Substance, except to the extent that any of the foregoing actually results from the release of Hazardous Substances on or about the Premises by Lessee or its agents or employees in violation of Applicable Laws or Requirements. This Section 2 and Sections 6.2 and 6.3 of the Lease constitute the entire agreement of Lessor and Lessee regarding Hazardous Substances. No other provision of the Lease shall be deemed to apply thereto.

     3.     Lessee's Compliance with Requirements. Lessee shall not be required
            -------------------------------------
to comply, cause the Premises to comply, or pay the cost of complying, with any Applicable Laws or Requirements which could be capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Lessee's particular use of the Premises.

     4.     Maintenance. Repairs. This is a full service Lease. Lessor shall
            -----------
keep the Premises and all utility and other building systems serving the Premises in good condition and repair and shall perform all maintenance and repair required to do so. Lessee's only obligation with regard to the repair and maintenance of the Premises shall be to keep the Premises in a clean and sanitary condition. Lessee shall not be required to pay or to reimburse Lessor for any costs of taxes, insurance, repair, maintenance or other expenses of owning or operating any of the Industrial Center, including, without limitation, Common Area Operating Expenses, Real Property Taxes, and the cost of all utilities provided to the Industrial Center (including all utilities provided to the Premises).

     5.     Utility Installations. Trade Fixtures. Alterations. All Alterations,
            ---------------------
trade fixtures, furniture, equipment and other personal property installed in the Premises ("Lessee's Property") shall at all times be and remain Lessee's property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Lessee may remove Lessee's Property from the Premises, provided that Lessee repairs all damage caused by such removal.

     6.     Surrender. Restoration. Lessee's obligation to surrender the
            ---------
Premises shall be fulfilled if Lessee surrenders possession of the Premises in the condition existing at the Commencement Date, except ordinary wear and tear, acts of God, casualties, condemnation and Hazardous Substances (other than those released by Lessee in violation of Applicable Law).

     7.     Indemnity. Lessor shall not be released or indemnified from, and
            ---------
     shall indemnify, defend,
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

     8.     Damage or Destruction. If the Premises are damaged by any peril and
            ---------------------
Lessor does not elect to terminate the Lease or is not entitled to terminate the Lease, Lessee may terminate the Lease, by delivery to Lessor of a written notice, if the Premises cannot be or are not fully repaired by Lessor within ninety (90) days after the damage or destruction. If the Lease is not terminated by Lessor or Lessee as provided herein, Lessor shall restore the Premises to the condition in which they existed immediately prior to the casualty. Lessor shall not have the right to terminate the Lease if damage to or destruction of the Building is (a) due to a risk required to be insured against under Section 8 of the Lease or (b) relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building).

     9.     Utilities. If there occurs any interruption of utilities or other
            ---------
services required to be provided to the Premises by Lessor, interference with access to the Premises, imposition of legal restrictions or the presence of any Hazardous Substances which does not result from Lessee's release or emission of such Hazardous Substances, which in any of the foregoing cases interferes with Lessee's use of the Premises for seven (7) consecutive calendar days, then Lessee shall be entitled to an equitable abatement of rent to the extent of the interference with Lessee's use of the Premises occasioned thereby. If the interference persists for more than thirty (30) consecutive calendar days, Lessee shall have the right to terminate the Lease.

     10.    Assignment and Subletting. Lessee, without Lessor's prior written
            -------------------------
consent and without complying with any of the restrictions of Sections 12 or 39 of the Lease, may sublet the Premises or assign the Lease to: (a) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Lessee; (b) a successor corporation related to Lessee by merger, consolidation, non-bankruptcy reorganization or government action; or
(c) a purchaser of substantially all of Lessee's assets located at the Premises. A transfer of Lessee's capital stock shall not be deemed an assignment, subletting or other transfer of the Lease or the Premises.

     11.    Subordination. Prior to the Commencement Date, Lessor shall obtain
            -------------
from all existing Lenders a non-disturbance agreement in favor of Lessee which recognizes all of Lessee's fights hereunder and provides that the Lease shall not be terminated so long as Lessee is not in Breach under the Lease.

     12.    Lessor's Access. Lessor and Lessor's agents, except in the case of
            ---------------
emergency, shall provide Lessee with twenty-four (24) hours' notice prior to entry of the Premises. Any entry by Lessor and Lessor's agents shall comply with Lessee's reasonable security measures and shall not impair Lessee's operations more than reasonably necessary.

     13.    Rules and Regulations. Lessee shall not be required to comply with
            ---------------------
any rule or regulation unless the same applies non-discriminatorily to all occupants of the Industrial Center, does not unreasonably interfere with Lessee's use of the Premises or Lessee's parking rights and does not materially increase the obligations or decrease the fights of Lessee under the Lease.

     14.    Common Areas. Reservations. Lessor shall not (a) modify the Common
            ------------
Areas, (b) grant any easements, fights of way, utility raceways or dedications, or (c) record any Parcel Maps or restrictions, if such actions would unreasonably interfere with Lessee's use of the Premises or increase the obligations or decrease the fights of Lessee under the Lease. In taking such actions, Lessor shall at all times use its best efforts to minimize any disruption to Lessee.

     15.    Right to Terminate. If Lessee gives Lessor notice of Lessee's intent
            ------------------
to terminate this Lease in accordance with paragraph 9 of the First Lease Addendum, then Lessor shall use its best efforts to market the Premises and identify a replacement tenant. Lessor shall be deemed to have secured a replacement tenant if Lessor receives a bona fide offer from a prospective tenant to lease the Premises at least for the remaining term of this Lease and at an effective rate of not less than that being paid by Lessee under this Lease. Lessor shall immediately notify Lessee in writing of Lessor's receipt of any such bona fide offer. If Lessor fails to obtain any such bona fide offer by the first (1st) day of the twenty-second (22nd) month of the Term of this Lease, then Lessor shall immediately give Lessee written notice thereof. Lessee shall then have the option either (i) to withdraw Lessee's notice of termination, in which event the Lease Shall remain in full force and effect in accordance with its terms, or (ii) to request that Lessor continue to market the Premises. If Lessee has previously given Lessor written notice of Lessee's intent to terminate this Lease and Lessor fails, on or before the first (1st) day of the twenty-second (22nd) month of the Term of this Lease, to give Lessee written notice either that Lessor has obtained a bona fide offer from a replacement tenant or that Lessor has failed to obtain such a bona fide offer, then Lessee's prior notice of termination shall be deemed effective and the Term of this Lease shall expire as of the first (1st) day of the twenty-fifth (25th) month of the Term of this Lease.

LESSOR:                                       LESSEE:
            /S/ George Anagnostou             LIQUID AUDIO, INC.
-------------------------------------
George Anagnostou

SEQUOIA BLDG. Net rentable office space

Atrium Level Common Areas
 .  Front Staircase                               8' x 16' =  128 sq.ft
 .  Back Staircase                                8' x 15' =  120 sq.ft
 .  Bathrooms & Hallway                          22' x 24' =  528 sq.ft
 .  Atrium & Hallway                             27' x 37' =  999 sq.ft
 .  Front Hallway                                 4' x 14' =   56 sq.ft
                                          ----------------------------

Total Common Areas                                         1,831 sq.ft
Gross Sq. Footage                                          9,000 sq.ft
Total Common Areas                                        -1,831 sq.ft
                                          ----------------------------
Net Rentable Sq. Footage                                   7,169 sq.ft

Ground Floor Common Areas & Leased Office Space
 .  Front Staircase                             8' x 15' =    120 sq.ft
 .  Back Staircase & Hallway                   11' x 26' =    286 sq.ft
 .  Bathrooms & Hallway                        20' x 20' =    400 sq.ft
 .  Atrium & Hallway                           27' x 85' =  2,295 sq.ft
                                          ----------------------------
Total Common Areas                                         3,101 sq.ft
Leased Office Space (Independent
Newspaper and Wackenhut), incl. Lobby
And Elevator Area                                          2,000 sq.ft
                                          ----------------------------
Total Common Areas + Leased Space                          5,101 sq.ft

Gross Sq. Footage                                          9,880 sq.ft
Total Common Areas + Leased Space                         -5,101 sq.ft
                                          ----------------------------
Net Rentable Sq. Footage                                   4,779 sq.ft
Second Floor Common Areas & Leased Office Space
 .  Front Staircase                             8' x 15' =    120 sq.ft
 .  Back Staircase                              8' x 20' =    160 sq.ft
 .  Bathrooms & Hallway                        20' x 20' =    400 sq.ft
 .  Atrium & Hallway                           27' x 81' =  2,187 sq.ft
                                          ----------------------------
 .  Front Hallway                               7' x 17' =    119 sq.ft
 .  Rear Hallway                                6' x 16' =     96 sq.ft
                                          ----------------------------
Total Common Areas                                         3,082 sq.ft
Leased Office Space (Time Dance, Inc.                        943 sq.ft
                                          ----------------------------

Total Common Areas + Leased Space                          4,025 sq.ft
                                          ----------------------------


Gross Sq. Footage                                          9,880 sq.ft
Total Common Areas + Leased Space                         -4,025 sq.ft
                                          ----------------------------


Net Rentable Sq. Footage                                   5,855 sq.ft

Net Rentable Sq. Footage
 .  Atrium Level                                            7,169 sq.ft
 .  Ground Floor                                            4,779 sq.ft
 .  Second Floor                                            5,855 sq.ft
                                          ----------------------------

Total Rentable Sq. Footage                                17,803 sq.ft
+ 12% Load Factor (2,131 sq.ft)                           19,939 sq.ft

                                   EXHIBIT A
                                  GROUND FLOOR
                                [SQUARE FOOTAGE]

                                   EXHIBIT A
                                  ATRIUM LEVEL
                                [SQUARE FOOTAGE]